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                                                                    Exhibit 10.3

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------


  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of this 24th day of February, 2000 (the "Effective Date"), is by and between Fredrick C. Hawkins, III, (the "Executive") and OneSoft Corporation, a Delaware corporation with its principal offices at 1505 Farm Credit Drive, McLean, Virginia 22102 (the "Company").

  WHEREAS the Company desires to employ Executive as the Chief Financial Officer of the Company for the period and upon the terms and conditions hereinafter set forth; and

  WHEREAS Executive desires to serve in such capacities upon the terms and conditions hereinafter set forth.

  NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Company and Executive hereby agree as follows:

  1.  Employment.
      ----------

  a) The Company will employ the Executive and Executive agrees to be employed by the Company, as the Company's Chief Financial Officer. Executive will have the responsibilities, duties and authority commensurate with his position as the Chief Financial Officer including, without limitation, responsibility for directing the Company's Financial Affairs ("Responsibilities"). Executive will also have such other responsibilities, duties and authority as may from time to time be assigned to him by the President or the Board of Directors of the Company.

  b) The Executive will be required to devote (i) substantially his entire time during Company business hours as defined in then current Company policies, plus any other reasonable time required to complete the obligations of his Responsibilities (reasonable sick leave, holidays, vacation time and other time and efforts not defined in this section of the Employment Agreement exempt) and
(ii) his best efforts to faithfully and satisfactorily fulfill the obligations of his Responsibilities to further the Company's best interests.

  2.  Concurrent Agreements.
      ---------------------

  a) As used in this Agreement, the following terms shall have the following respective meanings:

      "Option Agreement" shall mean that certain stock option agreement dated the 27th day of June, 1997 by and among William L. Robertson, OneSoft Corp. and the Executive, including any amendments to the agreement or assignments of rights granted thereof.
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      "Optioned Shares" shall mean the Company's common stock subject to the
  Option Agreement, in part or in whole.

      "Incentive Stock Option Agreement" shall mean that written agreement by and between the Company and Executive whereby the Executive will receive qualified incentive stock options for 300,000 of the Company's common shares, vesting quarterly in even increments over first three years following the Commencement Date.

      "Assignment of Inventions, Nondisclosure and Noncompetition Agreement" shall mean that agreement in the form attached hereto as Exhibit A.

  b) In addition to the terms of this Employment Agreement, the Company and Executive agree to negotiate or affirm and to be bound by the terms of the following agreements as defined herein; (i) the Option Agreement, (ii) the Assignment of Inventions, Nondisclosure and Noncompetition Agreement, and (iii) the Incentive Stock Option Agreement.

  c) The Company and the Executive shall enter into the Assignment of Inventions, Nondisclosure and Noncompetition Agreement in the form attached hereto as Exhibit A.

  3.  Term of Employment.  Executive's employment hereunder shall commence on
      ------------------
the date (the "Commencement Date") as agreed upon by the parties, and continue until the first anniversary thereof, unless terminated earlier in accordance with the terms hereof. The term of the Executive's employment hereunder shall renew automatically for additional successive one-year periods, unless either party hereto provides written notice of its intention not to renew the Agreement at least ninety (90) days prior to the applicable expiration date.

  4.  Compensation.  In consideration for Executive's services under this
      ------------
Agreement, Executive will be (i) paid salary at an annual rate of $140,000, subject to increases by the Board (the "Annual Salary") and (ii) an annual bonus, which as a percent of Annual Salary, is commensurate with annual bonuses of other senior executives (with the execuption of the Chief Executive Officer) of the Company. Executive's Annual Salary shall be paid in periodic installments at such times as salaries are generally paid to other executives of the Company and all compensation under this agreement shall be subject to required withholdings and deductions.

  5.  Vacation, Benefits and Reimbursement of Expenses.
      ------------------------------------------------

  (a) Vacation. Executive shall be entitled to vacation commensurate with other senior executives of the Company.

  (b) Employee Benefit Plans and Other Benefits. Executive shall also be entitled to participate in any employee benefit plans which the Company provides or may establish for the benefit of its executives including, without limitation, life, medical, dental and other insurance, 401(k), stock option, and similar plans.
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  (c) Reimbursement of Expenses. Executive shall be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by him in furtherance of the Company's business in accordance with policies adopted from time to time by the Company.

  6.  Termination by the Executive.  Executive's employment may be terminated by
      ----------------------------
him, by giving a written notice of at least ninety (90) days to the Company. In the event of such a notice, the Company may elect to waive the ninety (90) day period or any portion thereof, in which event Executive's employment shall end as of such earlier date. For purposes of this Paragraph 6, the Termination Date shall be such date as Executive's employment ends.

  7.  Termination by the Company.  Executive's employment may be terminated at
      --------------------------
any time by the Company (a) with Cause, by a written notice to Executive, effective immediately unless otherwise stated in such notice, which date shall be the Termination Date therefor, (b) without Cause at any time, by a written notice to Executive, effective ninety (90) days after the date given, except as Executive and the Company may otherwise agree in writing, which date of effectiveness shall be the Termination Date therefor, or (c) for death or total and permanent disability in accordance with Paragraph 7.

  For purposes of this Agreement, the term "Cause" means (i) the willful and continued failure by Executive to substantially perform his duties hereunder, or
(ii) the willful engaging by Executive in misconduct which is materially injurious to the Company, monetarily or otherwise, or (iii) a felony conviction by a court of competent jurisdiction or (iv) confirmed and continuing intoxication by alcohol or other controlled substances.

  8.  Termination upon Death or Disability.
      ------------------------------------

  (a) Executive's employment by the Company shall terminate upon his death, or upon the Company's written notice if, by virtue of total and permanent disability, Executive is unable to perform his duties hereunder.

  (b) Executive shall be considered to be totally and permanently disabled hereunder if for reasons involving mental or physical illness or physical injury Executive is unable to or fails to perform his duties hereunder for a period of ninety (90) consecutive calendar days or for any periods aggregating ninety (90) days or more in any twelve (12) consecutive month period. The determination that, by virtue of total and permanent disability, Executive is unable to perform his duties hereunder shall be made by a physician chosen by the Company and reasonably satisfactory to Executive (or his legal representative). The cost of such examination shall be borne by the Company. In the event of total and permanent disability, the Termination Date shall be the date of the Company's written notice.

  9.  Payments of Compensation Upon Termination.
      -----------------------------------------

  (a) In the event Executive's employment hereunder shall be terminated by the Executive other than for Good Reason (as herein after defined), by the Company for Cause or as a result of death or total and permanent disability, Executive shall be entitled as of the
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Termination Date to no compensation under this Agreement, except as provided in
Section 10.

  (b) In the event Executive's employment is terminated by Executive for Good Reason, by the Company without Cause or by reason of the Company's election of non-renewal of the term under Section 3 such that Executive will not have been employed hereunder for at least three years from the Commencement Date, then in any of such events the Company shall pay to Executive an amount equal one-half his then-current annualized salary plus one-half of his annual bonus as provided for in Section 4, which salary-based amount shall be paid, commencing with the first day of the month next following the month during which such termination occurs, in six equal monthly installments at the times and in the manner in which his salary had been paid during his employment and which bonus-based amount shall be paid not later than the time of the last of such monthly salary-based payments.

  (c) During such six-month period after termination of his employment, as the case may be, the Company shall continue to pay or provide all of the fringe benefits which it had been making available to Executive prior to such termination or, if the provision thereof is not possible, the economic equivalent thereof.

  (d) For purposes of this Agreement, the term "Good Reason" shall mean a diminution in the authority, compensation level (annual salary or annual bonus), working conditions or support which Executive had or was entitled to have as of the Commencement Date, or the promotion date if the Executive accepts a promotion, including but not limited to any curtailment by the Company's President, or as appropriate the Board of Directors, of the power of the Executive to act within his role as Chief Financial Officer or other role as defined by any accepted promotion, any change in his title or position not accepted by the Executive as a promotion such that he is no longer in name or in fact the Chief Financial Officer of the Company, any hiring of another executive subsequent to the Commencement Date to whom Executive is required to report or who does not report to Executive, the Company President or to another executive who directly or indirectly reports to Executive or Company President, or any requirement that Executive serve as an executive of the Company or any subsidiary or other affiliate of the Company in any location other than the Washington, D.C. -Metroplex area or Greater New York City.

  10. Accrued Compensation.  In the event of any termination of Executive's
      --------------------
employment for any reason, Executive (or his estate) shall be paid such portion of Executive's Base Salary as has accrued by virtue of his employment during the period prior to termination and has not yet been paid, together with any amounts for expense reimbursement which have been properly incurred in accordance with the provisions hereof prior to termination and have not yet been paid. Such amounts shall be paid within fifteen (15) days of the Termination Date.

  11. General.
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  (a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth above or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy, (iii) sent by overnight courier, or (iv) sent by registered or certified
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mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

  (b) Entire Agreement. This Agreement, agreements to which this Agreement refers and the Exhibits hereto embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement or the Exhibits hereto shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

  (c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

  (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

  (e) Parties. This Agreement is personal and shall in no way be subject to assignment by Executive except as contemplated hereby. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

  (f) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of The Commonwealth of Virginia, without giving effect to the conflict of law principles thereof.

  (g) Severability. The parties intend this Agreement to be enforced as written. However, if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

  (h) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.
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  (i) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

  (j) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                               OneSoft Corporation.



                               By: /s/ James W. MacIntyre, IV
                                  ------------------------------------------
                                  James W. MacIntyre, IV,
                                  Chairman & CEO


                                   /s/ Frederick C. Hawkins, III
                                  ------------------------------------------
                                  Fredrick C. Hawkins, III